    SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
             SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. _____ )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement            [_]   Confidential, For Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 ADTRAN, INC.
               (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement no.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     [LOGO]



                            NOTICE OF ANNUAL MEETING


                                      AND


                                PROXY STATEMENT

                           [ADTRAN, INC. LETTERHEAD]


                                March 10, 1999


Dear Stockholder:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of ADTRAN, Inc. to be held at the Company's headquarters at 901 Explorer Boulevard, Huntsville, Alabama, on Tuesday, April 20, 1999, at 10:30 a.m., local time.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we also will report on the operations of the Company during the past year and our plans for the future. Directors and officers of the Company, as well as representatives from the Company's independent accountants, PricewaterhouseCoopers LLP, will be present to respond to appropriate questions from stockholders.

     Please mark, date, sign and return your proxy card in the enclosed envelope at your earliest convenience. This will assure that your shares will be represented and voted at the meeting, even if you do not attend.

                              Sincerely,

                              /s/ Mark C. Smith
                              ---------------------------
                              MARK C. SMITH
                              Chairman of the Board
                              and Chief Executive Officer

                                  ADTRAN, Inc.
                             901 Explorer Boulevard
                           Huntsville, Alabama  35806


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 20, 1999


     NOTICE HEREBY IS GIVEN that the 1999 Annual Meeting of Stockholders of ADTRAN, Inc. (the "Company") will be held at the Company's headquarters at 901 Explorer Boulevard, Huntsville, Alabama, on Tuesday, April 20, 1999, at 10:30 a.m., local time, for the purposes of considering and voting upon:

     1. A proposal to elect six directors to serve until the 2000 Annual Meeting of Stockholders;

     2. A proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 1999;

     3. A proposal to approve an amendment to the Company's 1995 Directors Stock Option Plan which increases the aggregate number of shares of Common Stock authorized for issuance under the plan from 70,000 to 200,000;

     4. (a) A proposal to approve an amendment to the Company's 1995 Directors Stock Option Plan which increases the initial stock option grant to an incoming director from 5,000 to 10,000 shares of Common Stock;

          (b) A proposal to approve an amendment to the Company's 1995 Directors Stock Option Plan which increases the subsequent annual grants to a director from 2,000 to 5,000 shares of Common Stock; and

     5. Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

     Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on March 1, 1999 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

                                    By Order of the Board of Directors.

                                    /s/ Mark C. Smith
                                    ---------------------------
                                    MARK C. SMITH
                                    Chairman of the Board
                                    and Chief Executive Officer
Huntsville, Alabama
March 10, 1999

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY CARD AND VOTE IN PERSON IF YOU SO DESIRE.

                                  ADTRAN, Inc.
                             901 Explorer Boulevard
                           Huntsville, Alabama  35806

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 20, 1999


     This Proxy Statement is furnished to the stockholders of ADTRAN, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1999 Annual Meeting of Stockholders and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at the headquarters of the Company, 901 Explorer Boulevard, Huntsville, Alabama, on Tuesday, April 20, 1999, at 10:30 a.m., local time.

     The approximate date on which this Proxy Statement and form of proxy card are first being sent or given to stockholders is March 10, 1999.


                                     VOTING

GENERAL

     The securities that can be voted at the Annual Meeting consist of Common Stock of the Company, $.01 par value per share, with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of Common Stock who are entitled to receive notice of and to vote at the Annual Meeting is March 1, 1999. On the record date, 39,425,098 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

QUORUM AND VOTE REQUIRED

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, the proposal receiving the greatest number of all votes "for" or "against" and abstentions (including instructions to withhold authority to vote) will be used.

     In voting with regard to the proposal to elect directors (Proposal 1), stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to approve Proposal 1 is governed by Delaware law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present.
As a result, in accordance with Delaware law, votes that are withheld will be counted in determining whether a quorum is present but will have no other effect on the election of directors.

     In voting with regard to the proposal to ratify the directors' appointment of independent accountants (Proposal 2), stockholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve Proposal 2 is governed by Delaware law and is the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote and therefore, will have the same legal effect as voting against the proposal.

     In voting with regard to the proposal to ratify an increase in the aggregate number of shares of Common Stock of the Company authorized for issuance under the 1995 Directors' Stock Option Plan from 70,000 to 200,000 of Common Stock of the Company (Proposal 3), stockholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve Proposal 3 is governed by Delaware law and is the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote and therefore, will have the same legal effect as voting against the proposal.

     In voting with regard to the proposal to ratify (a) an increase in the initial stock option grant under the 1995 Directors' Stock Option Plan to an incoming director to 10,000 shares of Common Stock of the Company and (b) an increase in the subsequent annual grants to a director from 2,000 to 5,000 shares of Common Stock of the Company (Proposal 4), stockholders may vote in favor of the entire proposal or against the proposal or may abstain from voting. The vote required to approve Proposal 4 is governed by Delaware law and is the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote and therefore, will have the same legal effect as voting against the proposal.

     Under the rules of the New York and American Stock Exchanges (the "Exchanges") that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the Exchanges. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Although "broker non-votes" will be considered in determining whether a quorum exists at the Annual Meeting, "broker non-votes" will not be considered as votes cast in determining the outcome of any proposal. The Company believes that each of the four proposals to be considered at the Annual Meeting is discretionary.

     As of March 1, 1999 (the record date for the Annual Meeting), the directors and executive officers of the Company beneficially owned or controlled approximately 19,834,026 shares of Common Stock of the Company, constituting approximately 50.3% of the outstanding Common Stock. The Company believes that the holders of more than a majority of the Common Stock outstanding on the record date will vote all of their shares of Common Stock in favor of each of the four proposals and, therefore, that the presence of a quorum and the approval of the proposals is reasonably assured.

PROXIES

     Stockholders should specify their choices with regard to each of the four proposals on the enclosed proxy card. All properly executed proxy cards delivered by stockholders to the Company in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted thereon. IN THE ABSENCE OF SUCH INSTRUCTIONS, THE SHARES REPRESENTED BY A SIGNED AND DATED PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES, "FOR" THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS, "FOR" AN INCREASE IN THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE 1995 DIRECTORS' STOCK OPTION PLAN AND "FOR" AN INCREASE IN THE INITIAL OPTION GRANT TO AN INCOMING DIRECTOR AND AN INCREASE IN THE SUBSEQUENT ANNUAL OPTION GRANTS TO A DIRECTOR. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

     Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to Charlene Little, Assistant Secretary of the Company, at 901 Explorer Boulevard, Huntsville, Alabama 35806 (for overnight delivery) or at P.O. Box 140000, Huntsville, Alabama 35814-4000 (for mail delivery), by executing and delivering to Ms. Little a proxy card bearing a later date or by voting in person at the Annual Meeting; provided, however, that under the rules of the Exchanges, as followed by the Nasdaq National Market, any beneficial owner of the Company's Common Stock whose shares are held in street name by a member brokerage firm may revoke his proxy and vote his shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the Exchanges, as employed by the beneficial owner's brokerage firm.

     In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors, officers and employees in person and by telephone or facsimile. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of December 31, 1998, (i) by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table herein and (iv) all directors and executive officers of the Company as a group, based in each case on information furnished to the Company by such persons. The Company believes that each of the named individuals and group has sole voting and investment power with regard to the shares shown except as otherwise noted.

                                                                           COMMON STOCK
                                                                      BENEFICIALLY OWNED(1)
                                                             ----------------------------------------
            NAME AND                                                   NUMBER             PERCENT
     RELATIONSHIP TO COMPANY                                         OF SHARES            OF CLASS
     -----------------------                                        -------------        ---------
     Mark C. Smith (2)
      Chairman of the Board, Chief Executive
      Officer and Principal Stockholder...............               12,498,800             31.7%
     Lonnie S. McMillian (2)
      Senior Vice President, Secretary,
      Director and Principal Stockholder..............                6,989,130(3)          17.7%
     James L. North
      Director........................................                  141,000(1)             *
     Howard A. Thrailkill
      President, Chief Operating Officer
      and Director....................................                   65,000(1)             *
     Roy J. Nichols
      Director........................................                   22,000(1)(3)          *
     William L. Marks
      Director........................................                   12,000(1)             *
     Steven L. Harvey
      Vice President of Sales - CPE...................                   18,000(1)             *
     Robert A. Fredrickson
      Vice President of Sales - Telco.................                   13,587(1)(3)          *
     Thomas R. Stanton
      Vice President of Marketing - Telco.............                   10,993(1)             *
     Danny J. Windham
      Vice President of Marketing - CPE...............                   12,850(1)             *
     All directors and executive officers as a group
      (15 persons)....................................               19,834,026(1)(3)       50.3%

     __________
* Represents less than one percent of the outstanding shares of Common Stock of the Company.

(1) Beneficial ownership as reported in the table has been determined in accordance with Securities and Exchange Commission (the "SEC") regulations and includes shares of Common Stock of the Company that may be issued upon the exercise of stock options that are exercisable within 60 days of December 31, 1998 as follows: Mr. North - 9,000 shares; Mr. Thrailkill - 45,000 shares; Mr. Nichols - 9,000 shares; Mr. Marks - 12,000 shares; Mr. Harvey - 18,000 shares; Mr. Fredrickson -11,687 shares; Mr. Stanton - 10,593 shares; Mr. Windham - 7,000 shares and all directors and executive officers as a group - 166,184 shares. Pursuant to SEC regulations, all shares not currently outstanding which are subject to options exercisable within 60 days are deemed to be outstanding for the purpose of computing "Percent of Class" held by the holder thereof but are not deemed to be outstanding for the purpose of computing the "Percent of Class" held by any other stockholder of the Company.

(2) The address of Messrs. Smith and McMillian is 901 Explorer Boulevard, Huntsville, Alabama 35806.

(3) The shares shown include: as to Mr. McMillian, 3,357,177 shares held by trusts for which Mr. McMillian is the trustee, 79,064 shares owned by his wife and 100,000 shares owned by a private foundation (as to which beneficial ownership is disclaimed); as to John R. Cooper (Vice President of Finance and Chief Financial Officer), 500 shares owned by his wife and 900 shares owned by his stepfather (as to which beneficial ownership is disclaimed); as to Mr. Nichols, 10,000 shares held in a charitable remainder trust; as to Miles M. Bruce, Jr. (Vice President-Engineering), 200 shares owned jointly with his daughters; as to Mr. Fredrickson, 500 shares held in a custodial account for his daughter, for which Mr. Fredrickson serves as custodian (as to which beneficial ownership is disclaimed); as to Jude T. Panetta (Vice President-Manufacturing), 200 shares owned by his father and as to all directors and executive officers as a group, the 81,364 shares owned by spouses and other immediate family members (as to which beneficial ownership of 900 shares is disclaimed) as well as the 3,357,177 shares held by trusts for Mr. McMillian's children.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES

     The Board of Directors has set the authorized number of directors of the Company at seven and has nominated Mark C. Smith, Lonnie S. McMillian, Howard A. Thrailkill, William L. Marks, Roy J. Nichols and James L. North for re-election as directors at the 1999 Annual Meeting. The Board of Directors will have one vacancy immediately following the 1999 Annual Meeting, and pursuant to the Bylaws of the Company, a majority of the Board of Directors may fill this vacancy. Each of the nominees is currently a director of the Company. If re-elected as a director at the Annual Meeting, each of such persons would serve a one year term expiring at the 2000 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. There are no family relationships among the directors or the executive officers.

     Each of the nominees has consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RE-ELECT MARK C. SMITH, LONNIE S. MCMILLIAN, HOWARD A. THRAILKILL, WILLIAM L. MARKS, ROY J. NICHOLS AND JAMES L. NORTH AS DIRECTORS FOR A ONE YEAR TERM EXPIRING AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

INFORMATION REGARDING NOMINEES FOR DIRECTOR

     Set forth below is certain information as of December 31, 1998, regarding the six nominees for director, including their ages and principal occupations (which have continued for at least the past five years unless otherwise noted).

     MARK C. SMITH is one of the co-founders of the Company and has served as Chairman of the Board and Chief Executive Officer of the Company since it commenced operations in January 1986. He also served as President of the Company from 1986 until November 1995. Mr. Smith is 58.

     LONNIE S. MCMILLIAN is one of the co-founders of the Company and currently serves as Senior Vice President, Secretary and a director of the Company. Mr. McMillian served as Vice President -Engineering of the Company from January 1986 until August 1996 and as Treasurer of the Company from January 1986 to January 1997. Mr. McMillian has served as Secretary and a director of the Company since January 1986. Mr. McMillian is 70.

     HOWARD A. THRAILKILL joined the Company in 1992 as Executive Vice President and Chief Operating Officer. In November 1995, Mr. Thrailkill was elected President of the Company. Mr. Thrailkill has served as a director of the Company since October 1995. Mr. Thrailkill is 60.

     WILLIAM L. MARKS has served as Chairman of the Board and Chief Executive Officer of Whitney Holding Corp., the holding company for Whitney National Bank of New Orleans, since 1990, and served in various executive and management capacities with AmSouth Bank, N.A. from 1984 to 1990. Mr. Marks has served as a director of the Company since 1993. Mr. Marks is 56.

     ROY J. NICHOLS has served as Vice Chairman of the Board and Chief Technical Officer of Nichols Research Corporation (a defense and information systems company) since 1991. Mr. Nichols has served as a director of the Company since 1994. Mr. Nichols is 60.

     JAMES L. NORTH is an attorney with James L. North & Associates in Birmingham, Alabama and has been counsel to the Company since the incorporation of the Company in November 1985. Mr. North has been a practicing attorney since 1965. Mr. North has served as a director of the Company since 1993. Mr. North is 62.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, consisting of an Audit Committee, a Compensation Committee and a Stock Option Plan Committee. During the fiscal year ended December 31, 1998, the Board of Directors held five meetings, the Audit Committee held one meeting and the Stock Option Plan Committee held four meetings; the Compensation Committee held no meetings because the Board of Directors reviewed and approved the compensation paid to the Company's executive officers and performed the duties that otherwise would have been performed by the Compensation Committee. Attendance at meetings of the Board and its committees as a whole averaged 84%. No director attended less than 60% of the aggregate of meetings of the Board of Directors and meetings of the committees of which he is a member.

     The Audit Committee makes recommendations to the Board concerning the appointment of the Company's independent accountants; reviews with such accountants their audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviews the scope and results of the Company's internal auditing procedures; consults with the independent accountants and management with regard to the Company's accounting methods and the adequacy of its internal accounting controls; approves professional services provided by the independent accountants; reviews the independence of the independent accountants; and reviews the range of the independent accountants' audit and non-audit fees. The Audit Committee is composed of William L. Marks and Roy J. Nichols.

     The Compensation Committee is responsible for setting the compensation of the Chairman of the Board and Chief Executive Officer and reviewing his recommendations regarding the compensation of the Company's other executive officers. The Compensation Committee is composed of William L. Marks, Roy J. Nichols and James L. North.

     The Stock Option Plan Committee is responsible for administering the Company's 1996 Employee's Incentive Stock Option Plan. The Stock Option Plan Committee is composed of William L. Marks and Roy J. Nichols.

     The Board of Directors as a whole functions as the nominating committee to select management's nominees for election as directors of the Company. The Board of Directors will consider stockholders' nominees for election as directors at the Company's 2000 Annual Meeting of Stockholders if submitted to the Company on or before November 11, 1999. See "Stockholder Proposals for 2000 Annual Meeting" below.

DIRECTOR COMPENSATION

     Non-employee directors of the Company are paid an annual fee of $10,000, plus $1,000 for each Board or committee meeting attended in person and $500 for attendance at each Board or committee meeting conducted by telephone. Directors who are employees of the Company receive no directors' fees. All directors are reimbursed for their reasonable expenses in connection with the performance of their duties.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following table sets forth, for the fiscal years ended December 31, 1998, 1997 and 1996, the total compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who were serving as executive officers as of December 31, 1998 (collectively referred to as the "named executive officers"). For information regarding the various factors considered by the Board of Directors in determining the compensation of the Chief Executive Officer and, generally, the other executive officers of the Company, see "Board of Directors' Report on Executive Compensation" below.

                      Table 1:  Summary Compensation Table

                                                                  Annual Compensation
                                                                  -------------------
                                                                            All Other
 Name and Principal Position                    Year        Salary(1)       Bonus(2)     Compensation(3)
 -----------------------------                 -------     ----------      -----------   ---------------
Mark C. Smith                                    1998      $265,000        $   -0-           $  4,000
 Chairman of the Board and Chief Executive       1997       243,900            -0-              4,750
   Officer                                       1996       216,408         75,557              4,750

Steven L. Harvey                                 1998       152,000        262,561              4,000
 Vice President of Sales - CPE                   1997       129,808        113,374             43,468
                                                 1996        52,885         60,066             83,127

Robert A. Fredrickson                            1998       152,000        182,731              4,000
 Vice President of Sales - Telco                 1997       129,808        105,434              6,104
                                                 1996        30,293         49,974             14,843

Danny J. Windham                                 1998       202,000        100,600              4,000
 Vice President of Marketing - CPE               1997       174,423            -0-              3,393
                                                 1996       157,829         55,472              3,418

Thomas R. Stanton                                1998       200,000         80,000              4,000
 Vice President of Marketing - Telco             1997       159,231            -0-              3,963
                                                 1996       140,000         48,538             11,811

_____________________

(1) Includes amounts deferred at the election of the executive officers pursuant to the Company's Section 401(k) retirement plan.
(2) Includes amounts paid pursuant to Officer Bonus Plan and earned as commissions on sales.
(3) Represents Company contributions to the executive officers' Section 401(k) retirement plan accounts and moving expenses related to commencing employment for Mr. Harvey, Mr. Fredrickson and Mr. Stanton.


OPTIONS

    The Company granted options to the following named executive officers during the fiscal year ended December 31, 1998: Steven L. Harvey - 40,000; Robert A. Fredrickson - 40,000; Danny J. Windham - 50,000 and Thomas R. Stanton - 50,000. The following table sets forth option exercises by the named executive officers during the fiscal year ended December 31, 1998, including the aggregate value of gains on the date of exercise. The table also sets forth (i) the number of shares covered by options (both exercisable and unexercisable) as of December 31, 1998 and (ii) the respective value for "in-the-money" options, which represents the positive spread between the exercise price of existing options and the fair market value of the Company's Common Stock at December 31, 1998.

            TABLE 2: AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                           Number of Securities
                                                          Underlying Unexercised    Value of the Unexercised
                                                            Options at Fiscal        In-the-Money Options at
                                                               Year-End(#)              Fiscal Year-End($)
                                                        --------------------------  --------------------------

                         Shares Acquired      Value
        Name              on Exercise(#)   Realized($)  Exercisable  Unexercisable  Exercisable  Unexercisable
       ------            ----------------  -----------  -----------  -------------  -----------  -------------
Mark C. Smith                    -0-          $0.00           -0-            -0-        $0.00          $0.00
Steven L. Harvey                 -0-           0.00        15,500         74,500         0.00           0.00
Robert A. Fredrickson            -0-           0.00        10,687         79,313         0.00           0.00
Danny J. Windham                 -0-           0.00         7,000         78,000         0.00           0.00
Thomas R. Stanton                -0-           0.00        10,593         79,407         0.00           0.00

BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

   This Report on Executive Compensation of the Board of Directors of the Company discusses the methods that were used to establish executive compensation for the fiscal year ended December 31, 1998. The report specifically reviews the methods employed in setting the compensation of the Company's Chairman of the Board and Chief Executive Officer (the "Chief Executive Officer") and generally with respect to all executive officers.

   For 1998, the compensation of the Chief Executive Officer was established by the Board of Directors without any reference to quantitative measures of individual or Company performance but based instead solely on the Board's subjective evaluation of the performance of the Chief Executive Officer and the Company.

   The compensation paid to the Company's other executive officers for 1998 was established by the Chief Executive Officer in his discretion and was recommended by him to the Board of Directors for approval. Similar to the establishment of the Chief Executive Officer's compensation by the Board of Directors, the Chief Executive Officer based the compensation levels of the other executive officers not on any quantitative measures of individual or Company performance but upon his subjective evaluation of the performance of the individual executive officers and the Company. The Board of Directors approved the recommendations of the Chief Executive Officer with regard to the 1998 compensation of each of the other executive officers of the Company.

   In 1997, the Board of Directors established a bonus incentive compensation program (the "Bonus Program") for certain executive officers of the Company. Bonuses granted under the Bonus Program are determined by a formula based on (i) targeted increases in per share after tax earnings of the Company from the end of a fiscal year to the end of the following fiscal year and (ii) achievement of specified operational targets on a divisional level such as unit volume targets. In addition, from time to time, the Chief Executive Officer has granted additional bonuses to executive officers based upon his assessment of their individual performance. The bonuses disclosed in Table 1 for 1998 include (i) bonuses granted as a result of the acheivement of specified operational targets and (ii) individual performance bonuses granted by the Chief Executive Officer.

LIMITATIONS ON THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION

   Pursuant to the Omnibus Budget Reconciliation Act of 1993, certain non-performance-based compensation in excess of $1,000,000 to executives of public companies is no longer deductible to these companies. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 compensation threshold. In this regard, the Compensation Committee must determine whether any actions with respect to this new limit should be taken by the Company. The Company's executive compensation for 1998 did not exceed the legal limitations. The Compensation Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

Compensation Committee: Williams L. Marks, Roy J. Nichols and James L. North.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   James L. North, a partner in the law firm of James L. North & Associates, is a director of the Company and beneficially owns 141,000 shares of the Common
Stock of the Company.   The Company paid James L. North & Associates fees of
$78,485.00 plus expenses of $1,264.73 for legal services rendered during 1998. All bills for services rendered by James L. North & Associates are reviewed and approved by the Company's Vice President - Finance and Chief Financial Officer. Management believes that the fees for such services are comparable to those charged by other firms for services rendered to the Company.

                            STOCK PERFORMANCE GRAPH

   The Company's Common Stock began trading on the Nasdaq National Market on August 9, 1994. The price information reflected for the Company's Common Stock in the following performance graph and accompanying table represents the closing sales prices of the Common Stock for the period from August 9, 1994 through December 31, 1998 on an annual basis. The graph and the accompanying table compare the cumulative total stockholders' return on the Company's Common Stock with the Nasdaq Telecommunications Index and the Nasdaq US Index. The calculations in the following graph and table assume that $100 was invested on August 9, 1994 in each of the Company's Common Stock, the Nasdaq Telecommunications Index and the Nasdaq US Index and also assume dividend reinvestment. The closing sale price of the Common Stock on the Nasdaq National Market was $19.75 per share on March 1, 1999.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
    AMONG THE COMPANY, NASDAQ TELECOMMUNICATIONS INDEX AND NASDAQ US INDEX






=================================================================================================================
                               8/9/94        12/31/94       12/31/95       12/31/96       12/31/97       12/31/98
=================================================================================================================
ADTRAN, Inc.                    $100           $254           $603          $461            $306          $203
=================================================================================================================
NASDAQ Telecommunications       $100           $ 96           $126          $129            $191          $312
Index
=================================================================================================================
NASDAQ US Index                 $100           $105           $148          $182            $224          $314
=================================================================================================================

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and regulations of the Securities and Exchange Commission thereunder require the Company's directors, officers and persons who own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of their ownership of the Company's Common Stock and subsequent reports of changes in such ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Directors, officers and persons owning more than 10% of the Company's Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it, the Company believes that during the fiscal year ended December 31, 1998, its directors, officers and owners of more than 10% of its Common Stock complied with all applicable filing requirements, except that (i) a delinquent Form 4 filing for Robert A. Fredrickson was disclosed on a year-end Form 5 filing and (ii) two Form 4 reports for Jude T. Panetta were filed after their respective due dates.

      PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the firm of PricewaterhouseCoopers LLP to serve as independent accountants of the Company for the fiscal year ending December 31, 1999, and has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. PricewaterhouseCoopers LLP has served as independent accountants of the Company since 1986 and is considered by management of the Company to be well qualified. If the stock holders do not ratify the appointment of PricewaterhouseCoopers LLP the Board of Directors will reconsider the appointment.

     Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.

          PROPOSALS 3 AND 4 - RATIFICATION OF PROPOSALS TO AMEND THE
                       1995 DIRECTORS STOCK OPTION PLAN

INTRODUCTION

     The Company's 1995 Directors' Stock Option Plan (the "1995 Directors' Stock Option Plan") currently permits non-qualified stock options to purchase up to an aggregate of 70,000 shares of Common Stock of the Company, subject to adjustment in the event of a recapitalization, merger, stock split or any other change in the corporate structure or shares of stock of the Company, to be granted to directors who are not employees of the Company or any parent or subsidiary corporation of the Company. The following description of the 1995 Directors' Stock Option Plan is qualified in its entirety by reference to the applicable provisions of the 1995 Directors' Stock Option Plan and agreements related to the 1995 Directors' Stock Option Plan.

PROPOSED AMENDMENT

     The Board of Directors of the Company has approved, and recommends that the stockholders of the Company approve, an amendment to the 1995 Directors' Stock Option Plan to increase the number of shares authorized for issuance under the 1995 Directors' Stock Option Plan from 70,000 shares to 200,000 shares. The Board of Directors of the Company has also approved, and recommends that the stockholders of the Company approve an amendment to the 1995 Directors' Stock Option Plan (a) to increase the initial option grant to an incoming director to 10,000 shares of Common Stock and (b) to increase the subsequent annual option grant to a director from 2,000 to 5,000 shares of Common Stock.

STOCK SUBJECT TO OPTIONS

     The stock subject to the options is the Company's authorized but unissued or reacquired Common Stock. On March 1, 1999, the closing price of the Company's Common Stock as reported by the Nasdaq National Market on that day was $19.75 per share. The unexercised portion of shares of Common Stock allocable to expired or terminated options granted under the 1995 Directors' Stock Option Plan may again become subject to options under the 1995 Directors' Stock Option Plan.

TYPES OF AWARDS

     Non-qualified stock options ("Options") may be granted under the 1995 Directors' Stock Option Plan.

ADMINISTRATION

     The 1995 Directors' Stock Option Plan is administered by the Board of Directors or by a Directors' Stock Option Plan Committee (the "Committee"), consisting of two or more individuals appointed by the Board of Directors of the Company from among its members. The Board from time to time may remove members from, or add members to, the Committee, and shall fill all vacancies on the Committee. Presently, the Board of Directors administers the 1995 Directors' Stock Option Plan.

     The Board of Directors or the Committee, as the case may be, has authority to interpret the provisions of, and prescribe, amend and rescind any rules and regulations relating to, the 1995 Directors' Stock Option Plan.

ELIGIBILITY AND GRANTS OF OPTIONS

     Under the terms of the 1995 Directors' Stock Option Plan, all directors who are not employees of the Company or any parent or subsidiary corporation of the Company shall receive a grant of Options as set forth in the 1995 Directors' Stock Option Plan. As of December 31, 1998, there were three non-employee directors of the Company. Presently, under the 1995 Directors' Stock Option Plan, upon initially becoming a director of the Company, an individual will receive a grant of an Option to purchase 5,000 shares of Common Stock of the Company. In addition, as of December 31 of each calendar year following the calendar year in which the director begins his service as a director of the Company, the director will receive an additional grant of an Option to purchase 2,000 shares of Common Stock of the Company, provided that such director is still serving as a director of the Company on such date. Under the 1995 Directors' Stock Option Plan as it is proposed to be amended, upon initially becoming a director of the Company, an individual will receive a grant of an Option to purchase 10,000 shares of Common Stock of the Company. In addition, as of December 31 of each calendar year following the calendar year in which the director begins his service as a director of the Company, the director will receive an additional grant of an Option to purchase 5,000 shares of Common Stock of the Company, provided that such director is still serving as a director of the Company on such date.

SHARES AVAILABLE

     The stock subject to the Options and other provisions of the 1995 Directors' Stock Option Plan is the authorized but unissued or reacquired shares of Common Stock of the Company. Subject to adjustment in accordance with the terms of the 1995 Directors' Stock Option Plan, up to 70,000 shares of Common Stock, in the aggregate, may be granted or purchased under the 1995 Directors' Stock Option Plan, and the unexercised portion of shares of Common Stock allocable to expired or terminated Options may again become subject to Options under the 1995 Directors' Stock Option Plan. As of December 31, 1998, there were only 28,000 shares of Common Stock available for grant under the 1995 Directors' Stock Option Plan; after the amendment, there would be 158,000 shares available for grant under the 1995 Directors' Stock Option Plan.

TERMS OF OPTIONS

     OPTION PRICE. The purchase price of the Common Stock underlying each Option granted under the 1995 Directors' Stock Option Plan will be the fair market value of the Common Stock on the date the option is granted.

     VESTING. Options granted under the 1995 Directors' Stock Option Plan will become exercisable (i.e., vested) as of the first anniversary of the grant date; provided, if the optionee ceases to be a director of the Company, the optionee's rights with regard to all non-vested Options cease immediately. Notwithstanding the foregoing, all non-vested Options previously granted to an optionee immediately vest upon the optionee becoming "Disabled" (as defined in the 1995 Directors' Stock Option Plan), or upon his death or upon a "Change of Control" of the Company (as defined in the 1995 Directors' Stock Option Plan). See "Change of Control" below.

     TERM AND EXERCISE OF OPTIONS. The term of any Option shall commence on the date of grant and shall expire ten years from the date the Option is granted. An Option granted under the 1995 Directors' Stock Option Plan may be exercised for less than the full number of shares of Common Stock subject to such Option, provided that no Option may be exercised for less than (i) 100 shares or (ii) the total remaining shares subject to the Option, if less than 100 shares. Upon exercise of an Option, an optionee must pay for the Common Stock subject to the exercise. Payment may be made in cash, in shares of Common Stock (including the retention by the Company of optioned shares of Common Stock with a fair market value equal to the exercise price), or by a combination of the foregoing.

     TRANSFERS. The 1995 Directors' Stock Option Plan does not permit an optionee to sell, assign or otherwise transfer Options except by transfer to a "Beneficiary" at the death of the optionee, and any other purported transfer is null and void. Options are exercisable during the optionee's life only by the optionee (unless the optionee is incapacitated and unable to exercise options). Upon the death of the optionee, Options will be exercisable by the optionee's "Beneficiary."

     TERMINATION OF SERVICE AS A DIRECTOR. Vested Options must be exercised within the earlier of: (i) three months after an optionee ceases to be a director of the Company or any parent or subsidiary for any reason other than death or disability (unless the director dies within this three month period) or for "cause" (as defined in the 1995 Directors' Stock Option Plan); (ii) the expiration date of the option; (iii) immediately upon the removal of the director for "cause"; (iv) one year after termination of service as a director of the Company or a parent or subsidiary because of disability unless the optionee dies within this one year period; or (v) one year after the death of an optionee who dies (a) while serving as a director of the Company or a parent or subsidiary, (b) within three months after service as a director is terminated by the Company or a parent or subsidiary, or (c) within one year after service as a director of the Company or a parent or subsidiary is terminated due to disability.

AMENDMENT AND TERMINATION

     The Board of Directors of the Company may amend or terminate the 1995 Directors' Stock Option Plan at any time, provided that (i) no amendment may be effected without the consent of the optionees if such amendment would affect in any way the rights of such optionees under the 1995 Directors' Stock Option Plan, and (ii) no amendment may be effected without the prior approval of the stockholders of the Company if (A) the amendment would cause the applicable portions of the 1995 Directors' Stock Option Plan to fail to qualify as an "incentive stock option plan" pursuant to Section 422 of the Internal Revenue Code of 1996, amended (the "Code"), (B) the amendment would materially increase the benefits accruing to participants under the 1995 Directors' Stock Option Plan, (C) the amendment would materially increase the number of securities which may be issued under the 1995 Directors' Stock Option Plan or (D) the amendment would materially modify the requirements as to eligibility for participation in the 1995 Directors' Stock Option Plan.

     The 1995 Directors' Stock Option Plan will terminate on the later of (i) the complete exercise or lapse of the last outstanding Option granted under the 1995 Directors' Stock Option Plan or (ii) the last date upon which Options may be granted under the 1995 Directors' Stock Option Plan, subject to its earlier termination by the Board at any time.

CHANGE OF CONTROL

     For purposes of the 1995 Directors' Stock Option Plan, the term "Change of Control" is defined to mean any one of the following events:

     (i) The acquisition by a Person (including "affiliates" and "associates" of such Person, but excluding the Company, any "parent" or "subsidiary" of the Company, or any employee benefit plan of the Company or of any "parent" or "subsidiary" of the Company) of a sufficient number of shares of the Common Stock, or securities convertible into the Common Stock, and whether through direct acquisition of shares or by merger, consolidation, share exchange, reclassification of securities or recapitalization of or involving the Company or any "parent" or "subsidiary" of the Company, to constitute the Person the actual or beneficial owner of greater than 50% of the Common Stock, but only if such acquisition occurs without approval or ratification by a majority of the members of the Board prior to such acquisition; or

     (ii) Any sale, lease, transfer, exchange, mortgage, pledge or other disposition, in one transaction or a series of transactions, of all or substantially all of the assets of the Company or of any "parent" or "subsidiary" of the Company to a Person described in subsection (a) above, but only if such transaction occurs without approval or ratification by a majority of the members of the Board.

ADJUSTMENTS

     In the event of changes in the number of outstanding shares of the Common Stock by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of Common Stock, an appropriate and equitable adjustment will be made by the Committee to the number and kind of shares subject to Options granted under the 1995 Directors' Stock Option Plan, and to the number and kind of shares remaining available for the granting of Options.

     Additionally, in the event that the Company is involved in a reorganization involving a merger, consolidation, acquisition of the stock or acquisition of the assets of the Company that does not constitute a Change of Control, the Committee, in its discretion, may declare that (i) outstanding Options apply to the securities of the resulting corporation; (ii) outstanding Options are non-forfeitable and fully exercisable or vested; and/or (iii) outstanding Options are non-forfeitable and fully exercisable or vested and are to be terminated after giving at least 30 days notice to all optionees. If the Company is dissolved, all of the rights of all optionees will become immediately non-forfeitable and exercisable through the date of dissolution.

FEDERAL INCOME TAX CONSEQUENCES

     The tax effects of any options granted under the 1995 Directors' Stock Option Plan should be determined under Section 83 of the Code. The following is a brief description of the consequences under the Code of the receipt or exercise of Options.

     NON-QUALIFIED STOCK OPTIONS. Neither the Company nor the option holder has income tax consequences from the issuance of non-qualified stock options ("NQSOs"). Generally, in the tax year when an option holder exercises NQSOs, the option holder recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the option price for such shares. The Company will have a deduction in the same amount as the ordinary income recognized by the option holder in the Company's tax year in which or with which the option holder's tax year (of exercise) ends.

     If an option holder exercises a NQSO by paying the option price with previously acquired shares of Common Stock, the option holder will recognize income (relative to the new shares he is receiving) in two steps. In the first step, a number of new shares equivalent to the number of older shares tendered (in payment of the NQSO exercised) is considered to have been exchanged in accordance with Section 1036 of the Code and the rulings thereunder, and no gain or loss is recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the option holder will recognize income on those new shares equal to their fair market value less any non-stock consideration tendered.

     The new shares equal to the number of the older shares tendered will receive the same basis the option holder had in the older shares, and the option holder's holding period with respect to the tendered older shares will apply to those new shares. The excess new shares received will have a basis equal to the amount of income recognized by the option holder by exercise, increased by any non-stock consideration tendered. Their holding period will commence upon the exercise of the option.

     ERISA. The 1995 Directors' Stock Option Plan is not, and is not intended to be, an employee benefit plan or qualified retirement plan. The 1995 Directors' Stock Option Plan is not, therefore, subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 401(a) of the Code.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSALS TO AMEND THE 1995 DIRECTORS' STOCK OPTION PLAN.

                STOCKHOLDERS' PROPOSALS FOR 2000 ANNUAL MEETING

     Proposals of stockholders, including nominations for the Board of Directors, intended to be presented at the 2000 Annual Meeting of Stockholders should be submitted by certified mail, return receipt requested, and must be received by the Company at its executive offices in Huntsville, Alabama, on or before November 11, 1999 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting and to be introduced for action at the meeting. Any stockholder proposal must be in writing and must set forth (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder submitting the proposal, (iii) the class and number of shares that are beneficially owned by such stockholder, (iv) the dates on which the stockholder acquired the shares, (v) documentary support for any claim of beneficial ownership, (vi) any material interest of the stockholder in the proposal, (vii) a statement in support of the proposal and (viii) any other information required by the rules and regulations of the Securities and Exchange Commission.

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

                      By Order of the Board of Directors.

                      /s/ Mark C. Smith
                      -------------------------
                      Mark C. Smith
                      Chairman of the Board and
                      Chief Executive Officer

Huntsville, Alabama
March 10, 1999

                      ___________________________________

     The Company's 1998 Annual Report, which includes audited financial statements, has been mailed to stockholders of the Company with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

REVOCABLE PROXY                  COMMON STOCK
                                  ADTRAN, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS

   The undersigned hereby appoints Howard A. Thrailkill and John R. Cooper, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of ADTRAN, Inc.
(the "Company") which the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders of the Company, to be held at the headquarters of the Company, 901 Explorer Boulevard, Huntsville, Alabama, on Tuesday, April 20, 1999, at 10:30 a.m., local time, and at any and all adjournments thereof, as indicated below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE BELOW-LISTED
PROPOSALS

1. Elect as directors the six nominees listed below to serve until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified (except as marked to the contrary below):

   [_] FOR ALL NOMINEES listed below         [_] WITHHOLD AUTHORITY to vote
       (except as marked to the contrary         for all nominees listed below.
       below).

   INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

   Mark C. Smith, Lonnie S. McMillian, Howard A. Thrailkill, William L. Marks, Roy J. Nichols, and James L. North

2. Ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 1999.

   [_] FOR                [_] AGAINST              [_] ABSTAIN

3. Approve an amendment to the Company's 1995 Directors' Stock Option Plan which increases the aggregate number of shares of Common Stock authorized for issuance under the plan from 70,000 to 200,000.

   [_] FOR                [_] AGAINST              [_] ABSTAIN

4. Approve an amendment to the Company's 1995 Directors' Stock Option Plan which (a) increases the initial stock option grant to an incoming director to 10,000 shares of Common Stock and (b) increases the subsequent annual grants to a director from 2,000 to 5,000 shares of Common Stock.

   [_] FOR                [_] AGAINST              [_] ABSTAIN

   In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.


     PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE

PROXY - SOLICITED BY THE BOARD OF DIRECTORS

THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE OF THIS PROXY CARD. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CARD WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to Charlene Little, Assistant Secretary of the Company, by executing and delivering to Ms. Little a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person.



                                       ----------------------------
                                       Signature



                                       ----------------------------
                                       Signature, if shares held jointly


                                       Date: ____________________________, 1999

Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

          Do you plan to attend the Annual Meeting?   [_] YES    [_] NO

            [LETTERHEAD OF LONG ALDRIDGE & NORMAN LLP APPEARS HERE]

                                March 18, 1999

By Electronic Transmission
--------------------------

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-1004

     Re:  ADTRAN, Inc. (Commission File No. 0000926282)
          Definitive Proxy Materials pursuant to SEC Rule 14a-6(b)

Ladies and Gentlemen:

     On behalf of our client, ADTRAN, Inc. (the "Company"), we submit herewith for filing with the Commission by EDGAR one definitive copy of the Company's revised Proxy Statement and form of proxy card relating to the Company's 1999 Annual Meeting of Stockholders to be held on April 20, 1999. This amendment is being filed to correct a printing error in the Summary Compensation Table on Page 8 of the Proxy Statement. When the Proxy Statement was converted to an EDGAR format, the printer dropped a number from the compensation description for Steven L. Harvey. This amendment is being filed to correct the printer's mistake. Please note, however, that the table was printed correctly in the Proxy Statement that was delivered to shareholders on March 11, 1999.

                                   Very truly yours,


                                   /s/ Thomas P. Lauth III
                                   ---------------------------------
                                       Thomas P. Lauth III


Enclosures

cc:  John R. Cooper
     Dianna Beavers
     Charlene Little
     James L. North
     Thomas H. Wardell

Note: Rule 14a-6, as amended September 17, 1996, provides that no filing fee is required for proxy materials other than those relating to mergers, spinoffs, etc.